UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 08, 2022

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2022, Champion Home Builders, Inc., a wholly owned subsidiary of Skyline Champion Corporation (the “Company”) entered into a Delivery Disaster Relief Order (the “Order”) pursuant to a December 30, 2020, contract (the “Contract”) for the production, shipment, and delivery of NextGen Manufactured Housing Units (“MHU’s”) with FEMA-Community Survivor Assistance Federal Emergency Management Agency (“FEMA”). FEMA invoked the Defense Protection Act in awarding the Contract. The Contract calls for a Base Year and four (4) Option Years. The Company previously performed under FEMA’s First Article Order during the Base Year in December 2021. The First Article Order was the first order under the Contract and deemed immaterial. The Order was received during Option Year 1 and has been deemed material by the Company. The Order totals $200,321,700.00 and will be completed by September 2022. There are three (3) Option Years remaining under the Contract, collectively ending December 29, 2025.

The foregoing description is qualified in its entirety by reference to the Order, a copy of which is attached to this Current Report on Form 8-K as Exhibit 9.01 and is incorporated herein by reference.

Certain terms of the Order have been omitted because they are not material to this notice of the Order and could cause competitive harm to the Company if publicly disclosed. In particular, the Company has redacted the number of specific units ordered and the price per unit and personally identifiable information of FEMA representatives.

Item 9.01 Financial Statements and Exhibits.

99.1 Delivery Disaster Relief Order

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Skyline Champion Corporation

Date:	February 08, 2022	By:	/s/ Robert Spence
Robert Spence Senior Vice President, General Counsel and Secretary